Exhibit 99.1

815 Chestnut Street • North Andover, MA • 01845-6098 • Tel. (978) 688-1811

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

CHIEF FINANCIAL OFFICER WILLIAM C. MCCARTNEY TO RETIRE

Mr. McCartney expected to remain Chief Financial Officer until successor found

NORTH ANDOVER, Mass. — (BUSINESS WIRE) — May 23, 2012 — Watts Water Technologies, Inc. (NYSE: WTS) today announced that William C. McCartney, the Company’s Chief Financial Officer, has decided to retire after more than 27 years of service, including more than 12 years as Chief Financial Officer.  The Company is commencing a search for a successor to Mr. McCartney.  The Company expects to enter into a retention agreement with Mr. McCartney pursuant to which Mr. McCartney will remain in the position of Chief Financial Officer until a successor is named and will remain with the Company until December 2012 to assist with the transition process.

David Coghlan, the Company’s Chief Executive Officer, said, “I want to thank Bill for his outstanding contributions to Watts Water over his long and distinguished career and for the central role he has played in our Company’s success.  Bill has been particularly instrumental in the Company’s success over the last 12 years, making substantial contributions on the growth front through his role in the 36 acquisitions the Company has completed since 1999, on the operating front by his focus on building a strong business model able to perform in the most challenging business climate, and on the investor relations front by being our Company’s face to the analyst and investor community.  Those of us who have had the privilege of working with Bill have great respect for his business acumen, his integrity and his dedication during his 27 years of service to Watts Water.  I wish Bill the very best as he retires.”

“Watts Water has successfully navigated through a difficult global downturn and I believe it is poised to take advantage of a market recovery as a result of our strategies around growth, operational excellence and One Watts Water.  Given this, I have decided this is a good time for me to close one chapter in my life and open a new one,” said Mr. McCartney.  “Before leaving, I want to try to assure the Company’s success by assisting the Company in identifying a new Chief Financial Officer to help David lead our business forward and by helping my successor successfully transition into the Chief Financial Officer role.”

Mr. McCartney joined Watts Water in 1985 as Controller.  He was appointed Vice President of Finance in 1994 and served as Corporate Controller from 1988 to 1999.  He was named Chief Financial Officer in January 2000.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s ability to take advantage of a market recovery.  These forward-looking statements reflect the Company’s current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because the Company’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our growth, operational excellence and One Watts Water initiatives; our ability to successfully negotiate and execute a retention agreement with Mr. McCartney; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission and other reports the Company files from time to time with the Securities and Exchange Commission.  The Company does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.